UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8 – K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported).            February 20, 2004

WESTERN SIZZLIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

0-25366

86-0723400

(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

317 Kimball Avenue NE

Roanoke, VA 24016

(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report)

N/A

Item 4.  Changes in Registrant’s Certifying Accountant

(a)                                  On February 20, 2004, the Company notified its independent auditor that it would be dismissed upon completion of the audit for the year ended December 31, 2003.  In connection therewith the Company states the following:

(ii)                                  KPMG’s independent auditors’ reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the fiscal 2003 and 2002 audit reports of KPMG, referred to the change in the Company’s method of accounting for goodwill effective January 1, 2002, as required by the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142.

(iv)                              There were no disagreements with KPMG during the fiscal years ended December 31, 2003 and 2002 or for the interim period through March 30, 2004, the filing date of the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreements in connection with its independent auditors’ report.

(v)                                 The Company received a letter from KPMG stating they agree with the statements made by the Company.  A copy of KPMG’s letter is attached as Exhibit 16.1.

Item 7.  Exhibit

Exhibit 16.1 – Letter from KPMG LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Sizzlin Corporation
(Registrant)

By:	/s/ Robyn B. Mabe
Vice President and Chief Financial Officer